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                                  EXHIBIT 10.25

                                    GUARANTY
                                       OF
                               DIODES INCORPORATED
          3050 East Hillcrest Drive, Westlake Village, California 91362


                  1. FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which by DIODES INCORPORATED, a Delaware corporation ("DIODES"), are hereby acknowledged, and to induce THE HONGKONG and SHANGHAI BANKING CORPORATION LIMITED (the "Bank") at any time or from time to time, to extend financial accommodation with or without security, to or for the account of:
SHANGHAI KAIHONG ELECTRONICS CO., LTD. (the "Borrower"), or in respect of which the Borrower may be liable (the term "Financial Accommodations" shall include the financial accommodations as outlined in the Bank's offer letter of July 10, 1998 duly accepted by the Borrower), DIODES hereby guarantees to the Bank that the Borrower will promptly perform and observe every agreement to be performed or observed by the Borrower and that all sums stated to be payable in, or which become payable under the documents to which such Financial Accommodations are made ("the Financing Document(s)"), will be promptly paid in full when due whether at maturity or earlier by reason or acceleration or otherwise, together with interest due thereunder, or DIODES shall immediately upon receipt of written demand thereof, fully pay and otherwise discharge all such obligations of the Borrower. In case of one or more extensions of time of payment or renewals, in whole or in part, of any of the Financing Document(s), the same will be promptly paid or performed when due, according to each such extension or renewal, whether at maturity or earlier by reason of acceleration or otherwise.

                  2. DIODES hereby consents that from time to time, without notice to or further consent of DIODES, the performance or observance by the Borrower of any of the Financing Document(s) may be waived or the time of performance thereof extended by the Bank, and payment of any obligation hereby guaranteed may be accelerated in accordance with any agreement between the Bank and the Borrower, or may be increased, extended, or renewed in whole or in part without affecting the liability of DIODES hereunder.

                  3. Notwithstanding the aggregate sums which may be or become payable by the Borrower to the Bank at any time or from time to time, the liability of DIODES hereunder shall not exceed THREE MILLION DOLLARS (U.S.$3,000,000.00) plus any and all interest on that amount, and all costs of collection including without limitation, reasonable attorney fees. It is understood that the obligations of the Borrower to the Bank may at any time and from time to time exceed the liability of DIODES hereunder without impairing this Guaranty. DIODES agrees that whenever at any time or from time to time it shall make any payment to the Bank hereunder on account of its liability hereunder, that it will notify the Bank in writing that such payment is made under this Guaranty for such purpose. No payment pursuant to any provision hereof shall entitle DIODES by subrogation to the rights of the Bank, to any payment by the Borrower or out of the property of the Borrower, except after payment in full of all sums (including interests, costs and expenses) which may be or become payable by the Borrower to the Bank at any time or from time to time.

                  4. DIODES reserves the right, at any time or from time to time, on one month prior written notice to the Bank, to reduce the maximum amount guaranteed hereunder or to terminate this Guaranty; provided, however, that DIODES shall in any event remain liable as guarantor for all obligations of the Borrower outstanding at the effective date of any such notice to the Bank pursuant to this paragraph.

                  5. DIODES' obligations hereunder shall be unconditional notwithstanding any lack of enforceability of any Financing Documents pursuant to which the Financial Accommodations are made or any change in any term thereof, any exchange, release or nonperfection of any collateral securing payment of any Financial Accommodation, any law, regulation or order of any jurisdiction affecting any term of any or the Bank's rights with respect thereto or any other circumstance which might otherwise constitute a defense available to or discharge of DIODES. DIODES waives promptness, diligence and notices, including acceptance hereof, with respect to this Guaranty and the Financial Accommodations hereby guaranteed and any requirement that the Bank




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exhaust any right or take any action against the Borrower or any collateral or disclose to DIODES any information concerning the Borrower.

                  6. DIODES agrees that, to the extent that the Borrower makes a payment or payments to the Bank on the Financial Accommodations, or the Bank receives any proceed of collateral to be applied to the Financial Accommodations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set arise or otherwise are required to be repaid to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such repayment, the obligation or part thereof which has been paid, reduced, or satisfied by such amount shall be reinstated and continued in full force and effect as of the date of the initial payments, reduction or satisfaction occurred, notwithstanding any contrary action which may have been taken by the Bank in reliance upon such payment or payments. As of the date any payment or proceeds are returned, the statute of limitations shall start anew with respect to any action or proceeding by the Bank against DIODES under this document. DIODES shall defend and indemnify the Bank of and from any claim or loss under this paragraph including actual attorney's and paralegal's fees and expenses in the defense of any such action or suit.

                  7. This Guaranty and all rights, obligations and liabilities arising hereunder shall be construed according to the laws of the State of California, United States of America. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated. All notices hereunder shall be given by telex or telecopier if to the Bank at The Hongkong and Shanghai Banking Corporation Limited, Shanghai Branch, 5/F Marine Tower, 1 Pudong Ave. Shanghai China 200120, the People's Republic of China, Attention: Manager, Corporate Banking,
Facsimile: (8621) 5879-2238 or if to Attention: Manager's Office, and shall be effective when sent.

                  IN WITNESS WHEREOF, this instrument has been duly executed by DIODES this 27th day of July 1998.


                                       By: /s/ Michael Rosenberg
                                           ------------------------------------
                                       Michael Rosenberg
                                       Title: President & CEO